LEASE
         This agreement is made and entered into by and between the TOWN OF BRIGHTON, a municipal entity with situs in the County of Essex and State of Vermont, hereinafter referred to as Lessor, and COMMUNITY NATIONAL BANK, a banking corporation organized and existing under and by virtue of the laws of the United States of America and the State of Vermont, having an office located in the Town of Brighton, County of Essex and State of Vermont, hereinafter referred to as Lessee.

                                      WITNESSETH:

1.       Premises.

         The Lessor has agreed to let and does hereby let to the Lessee, and the Lessee has agreed to take and hereby does take from the Lessor, the following described premises, viz:

         Being that portion of the ground floor of the Railroad Station building depicted on APPENDIX A attached hereto and incorporated herein by reference, which are a portion of those lands and premises conveyed to the Town of Brighton by deed of St. Lawrence & Atlantic Railroad Company dated September 17, 1991, recorded in Book 47 at Page 446-447 of the Brighton Land Records.

         Subject premises shall be used by the Lessee only for the purpose of conducting banking operations and such activities normally incident thereto.

2.       Term and Rental Provisions.

         This lease shall be for a term of twenty (20) years, commencing January 1, 1994, and ending at twelve o'clock midnight December 31, 2013.

3.       Rent.

         Annual rent during the term of this lease shall be in the amount of Eighteen Thousand Dollars ($18,000.00) payable in equal monthly installments, each installment in the amount of One Thousand Five Hundred Dollars ($1,500.00) commencing January 1, 1994 and on the 1st day of each consecutive month thereafter during said term.

4.       Option to Renew.

         Nothing in this agreement shall bind the Lessor or the Lessee to agree to a renewal of this lease agreement. However, if the Lessor consents to lease the space hereinabove described, the Lessee shall have the first option to negotiate with the Town of Brighton for said space.

5.       Heat, Utilities and Taxes.

         The Lessor shall, at its expense, heat the demised premises and maintain the heating system in an adequate manner at all times when heat is needed. The Lessee shall be responsible for the payment of all other utilities associated with the use of the demised premises, including, but not limited to, electricity, telephone, water and sewer fees.

         The Lessor and the Lessee shall share in the cost of snow removal.

         Any real estate taxes assessed on the building in which the demised premises are located shall be the responsibility of the Lessor. Any personal property taxes on the personal property of the Lessee located within the demised premises shall be the responsibility of the Lessee.

6.       Maintenance and repairs.

         The Lessor agrees to keep and maintain the Railroad Station, so-called, in which the demised premises are located in good and sufficient repair, and shall be responsible for all repairs, maintenance, and alterations to the exterior of the premises hereby leased and demised, together with any interior damage which may be occasioned by Lessor's failure to so maintain the premises. The Lessee shall be responsible for the maintenance and repairs and alterations to the interior of the premises hereby leased and demised. The Lessee shall be responsible for the maintenance of the air conditioning system.

         The Lessor further agrees to make all necessary extraordinary repairs to the plumbing, heating and electrical systems within the demised premises, provided that such repairs were not made necessary by the carelessness, omission, neglect, or improper conduct of the Lessee. The Lessee agrees to notify the Lessor of the necessity of such repairs as soon as possible.

         For the purposes of the above written paragraph, "extraordinary repairs" refers to and means a single repair or a replacement which involves a cost of more than Five Hundred Dollars ($500.00), it being the intent and agreement of the Lessor and the Lessee that the Lessee make all necessary minor repairs (less than Five Hundred Dollars ($500.00)) at its sole expense. In the event that the Lessee undertakes to repair the plumbing, heating or electrical system, based on appropriate contractors' estimates or bids, and the cost exceeds Five Hundred Dollars ($500.00), then the Lessee shall notify the Lessor thereof prior to proceeding with work.

         Any other provisions of this agreement notwithstanding any repairs or modifications to the electrical system which are occasioned or necessitated by the electrical demands of the Lessee's machinery or equipment shall be the responsibility of the Lessee.

         The Lessee shall not undertake any renovations involving structural alterations of the demised premises without the written approval of the Lessor.

         It is further agreed between the Lessor and the Lessee that if during the term of this lease, the demised premises or the improvements thereon, shall be destroyed by fire or the elements, or through any other cause, so as to render the demised premises unfit for occupancy, or make it impossible to conduct the business of the Lessee thereon, or to such an extent that they cannot be repaired with reasonable diligence within thirty (30) days from the happening of such event, then the Lessor may terminate this lease as of the date of such event, and the Lessee shall immediately surrender the demised premises and all interest therein to the Lessor and pay the rent only to the time of such surrender; but if the demised premises can be restored within 30 days from the happening of said event, then the Lessor agrees to repair and restore said premises and this lease shall not end or terminate, but the monthly rent shall be reduced in proportion to that portion of the demised premises which may be occupied and used during the time required for said repair and restoration.

7.       Insurance.

         Insurance against liability for bodily injury and property damage, all to be in amounts and in forms of insurance policies acceptable to the Lessor, shall be provided by the Lessee. The Lessor shall bear no responsibility for the insurance of personal property or fixtures of the Lessee located on the demised premises.

8.       Binding Effect.

         This agreement shall supersede any previous agreements between the parties hereto. This agreement shall be binding on the parties, their successors and assigns.

9.       Lessee's Right to Remove Personalty.

         Upon termination of the agreement, Lessee shall have the right to remove all of its personal property from the demised premises, including the vault doors, night depository, safe deposit boxes and all other furnishings and fixtures located within the demised premises.

10.      Future Good Faith Dealings.

         The parties acknowledge that this lease is for a substantial term and that the rent is fixed. It is further acknowledged that the Lessee is providing Lessor with long term financing of the improvements to the building of which the demised premises is a part. In addition, the parties recognize that the building has been newly renovated and that there is no reliable basis on which to determine the costs of heating and maintenance or increases in those costs beyond the control of the parties. The parties contemplate that the remaining space in the building can be renovated and rented for an amount that will at least cover the cost of those renovations and the maintenance and heating of the building. Should this prove impossible in spite of the good faith efforts of Lessor, the Lessee affirms its willingness to participate with and to assist Lessor in the development of substantive proposals to assure that this under taking remains productive and beneficial to both.

     DATED AT BRIGHTON, Vermont this 6th day of January, 1994.

IN PRESENCE OF:
                               TOWN OF BRIGHTON SELECTBOARD

/s/ Lucille Stevens              /s/ Francis Manning
Witness to all signatures        Francis Manning, Chairman

/s/ Joel Cope                    /s/ John M. Allen
Witness to all signatures        John Allen

                                 /s/ Pauline Biron
                                 Pauline Biron
STATE OF VERMONT
COUNTY OF ESSEX, SS.        At Brighton this 6th day of January, 1994.
personally appeared Francis Manning, John Allen and Pauline Biron, Select persons of the Town of Brighton, and they acknowledged this instrument to be their free act and deed and the free act and deed of said municipality.

                                 Before me: /s/ Lucille Stevens
                                                NOTARY PUBLIC

         DATED AT DERBY, this 15th day of March, 1994.

IN PRESENCE OF:                  COMMUNITY NATIONAL BANK

/s/ Kelly Paul                   By: /s/ Carmi M. Marsh
Witness                             Its duly authorized officer

STATE OF VERMONT
COUNTY OF ORLEANS, SS.     At DERBY this 15th day of March, 1994, personally
appeared /s/ Carmi M. Marsh, duly authorized officer of COMMUNITY NATIONAL BANK, and he acknowledged this instrument, by him sealed and subscribed, to be his free act and deed, and the free act and deed of Said banking corporation.

                                 Before me: /s/ Kelly Paul
                                             NOTARY PUBLIC